UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 10, 2008
DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 S. Diamond Street Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On February 12, 2008, the Company announced that Seth Halio departed the Company as the Executive Vice President and Chief Financial Officer to pursue other opportunities. The Company and Mr. Halio entered into a Separation Agreement and Release of Claims on February 10, 2008 (the “Agreement”). The Agreement provides that Mr. Halio releases any claims he may have against the Company, and the Company agrees to provide certain benefits to Mr. Halio, commencing on the eighth day after he executed the Agreement, including: (i) a cash severance equal to six months base salary; (ii) up to nine months of continuation of medical insurance under COBRA for Mr. Halio and his dependents; (iii) 21,000 shares of restricted stock that were scheduled to vest on July 20, 2008 will vest on March 14, 2008; (iv) options to purchase 15,834 shares that were scheduled to vest on July 20, 2008 will immediately vest and be exercisable; (v) Mr. Halio will be allowed to retain the Company automobile he had been using since commencement of his employment with the Company; (v) the Company will reimburse Mr. Halio for up to $10,000 in outplacement services; and (vi) the Company will maintain existing financial planning and tax preparation services provided to Mr. Halio until April 15, 2008. The Agreement becomes irrevocable commencing on February 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: February 14, 2008	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Vice President, General Counsel

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